As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5538095
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

  2012 Omnibus Award Plan

(Full title of the plan)

 Robert A. Rucker
Chief Executive Officer
Tile Shop Holdings, Inc.
14000 Carlson Parkway
Plymouth, Minnesota 55441
(763) 852-2901
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	with a copy to: John R. Houston, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street Suite 4000 Minneapolis, Minnesota 55402 (612) 492-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable pursuant to 2012 Omnibus Award Plan	2,500,000 (2)(3)	$28.60 (4)	$71,500,000	$9,752.60 (5)

(1) Represents additional shares issuable under the Registrant’s 2012 Equity Award Plan, renamed the 2012 Omnibus Award Plan (the “2012 Plan”).

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under the 2012 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(3) Represents shares of Common Stock reserved for future issuance under the 2012 Plan.

(4) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of computing the registration fee based upon $28.60, the average of the high and low prices per share of Common Stock reported on Nasdaq on July 19, 2013.

(5) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001364.

 EXPLANATORY NOTE

This Registration Statement (“Registration Statement”) on Form S-8 registers an additional 2,500,000 shares of common stock par value $0.0001 per share (“Common Stock”) of Tile Shop Holdings, Inc. (the “Registrant”) to be issued under the Registrant’s 2012 Equity Award Plan, renamed the 2012 Omnibus Award Plan (the “2012 Plan”). In accordance with General Instruction E to Form S-8, the number of shares of Common Stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the 2012 Plan over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2012 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock. 2,500,000 shares of the Registrant’s Common Stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 21, 2012 (File No. 333-183455), as amended on July 23, 2013 (collectively, the “Prior Registration Statement”). Pursuant to General Instruction E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of McGladrey LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).
99.1	2012 Omnibus Award Plan (formerly known as 2012 Equity Award Plan) and form of Incentive Stock Option, Nonqualified Stock Option, and Stock Restriction Agreement under the 2012 Equity Award Plan – incorporated by reference to Exhibit 10.10 of Amendment No. 1 to the Registrant’s Form S-4 dated July 23, 2012 (File No. 333-182482).
99.2	Amended and Restated Amendment No. 1 to the 2012 Omnibus Award Plan – incorporated by reference to Exhibit 10.15 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 dated June 3, 2012 (File No. 333-188861).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth, Minnesota on this 23rd day of July, 2013.

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
Name:	Robert A. Rucker
Title:	Chief Executive Officer

Each of the undersigned constitutes and appoints ROBERT A. RUCKER and TIMOTHY C. CLAYTON his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Tile Shop Holdings, Inc. relating to the Registrant’s 2012 Omnibus Award Plan, any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and any or all future Form S-8 Registration Statements filed for the purpose of registering additional shares resulting from share increases under the Registrant’s 2012 Omnibus Award Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Rucker	Chief Executive Officer and Director	July 23, 2013
Robert A. Rucker	(Principal Executive Officer)

/s/ Timothy C. Clayton	Chief Financial Officer	July 23, 2013
Timothy C. Clayton	(Principal Financial Officer; Principal Accounting
Officer)

/s/ Peter J. Jacullo III	Director	July 23, 2013
Peter J. Jacullo III

/s/ Peter H. Kamin	Director	July 23, 2013
Peter H. Kamin

/s/ Todd Krasnow	Director	July 23, 2013
Todd Krasnow

/s/ Adam L. Suttin	Director	July 23, 2013
Adam L. Suttin

/s/ William E. Watts	Director and Chairman of the Board	July 23, 2013
William E. Watts

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of McGladrey LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).
99.1	2012 Omnibus Award Plan (formerly known as 2012 Equity Award Plan) and form of Incentive Stock Option, Nonqualified Stock Option, and Stock Restriction Agreement under the 2012 Equity Award Plan – incorporated by reference to Exhibit 10.10 of Amendment No. 1 to the Registrant’s Form S-4 dated July 23, 2012 (File No. 333-182482).
99.2	Amendment No. 1 to the 2012 Omnibus Award Plan – incorporated by reference to Exhibit 10.15 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 dated June 3, 2012 (File No. 333-188861).